Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock of Kronos Bio, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

Dated: April 28, 2021
/s/ Norbert Bischofberger, Ph.D.
Norbert Bischofberger, Ph.D.

Norbert W. & Inger A. Bischofberger Revocable Inter Vivos Trust, dtd August 29, 1994

By:	/s/ Norbert Bischofberger, Ph.D.
Name:	Norbert Bischofberger, Ph.D., Trustee

Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of the David Michael Anthony Dynasty GST Exempt Trust dated April 29, 2020

By:	/s/ Norbert Bischofberger, Ph.D.
Name:	Norbert Bischofberger, Ph.D., Trustee

Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of the David Michael Anthony Dynasty GST Non-Exempt Trust dated April 29, 2020

By:	/s/ Norbert Bischofberger, Ph.D.
Name:	Norbert Bischofberger, Ph.D., Trustee

Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of the Irene Alisha Bischofberger Dynasty GST Exempt Trust dated April 29, 2020

By:	/s/ Norbert Bischofberger, Ph.D.
Name:	Norbert Bischofberger, Ph.D., Trustee

Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of the Irene Alisha Bischofberger Dynasty GST Non-Exempt Trust dated April 29, 2020

By:	/s/ Norbert Bischofberger, Ph.D.
Name:	Norbert Bischofberger, Ph.D., Trustee